WHEN RECORDED MAIL TO:                                               EXHIBIT 4.4
VINSON & ELKINS L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, TX 77002-6760
Attn:  Crystal L. Lightfield


                                     ACT OF
                         SECOND AMENDMENT OF MORTGAGE,
                SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND
                              FINANCING STATEMENT


THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF HARRIS    (S)

     Be it known that on this 3rd day of June, 1997, before me, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid; and therein residing, and in the presence of the undersigned competent witnesses, whose names are subscribed hereto, personally came and appeared:

     FORMAN PETROLEUM CORPORATION, a Louisiana corporation, whose Federal Tax Identification Number is 72-0954774 with a mailing address of 650 Poydras Street, Suite 2200, New Orleans, Louisiana, 70130-6101, appearing herein through McLain J. Forman, its duly authorized President, acting pursuant to resolutions of the Board of Directors of such corporation, a certified extract of which are attached hereto ("Mortgagor"), and

     U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee under and pursuant to the Indenture (hereinafter defined), whose Federal Tax Identification Number is 75-23537458 with a mailing address of 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, Attention: Corporate Trust appearing herein through John C. Stohlmann, its duly authorized Vice President ("Mortgagee"), which Mortgagor and Mortgagee through their respective representative declared unto me, Notary as follows:

     That, Mortgagor executed that certain Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated November 21, 1996, passed before Diane L. Bailey, Notary Public, in favor of Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), filed for record in the parishes in the State of Louisiana as set forth on Exhibit A attached hereto, as amended by Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated effective as of December 16,

1996, passed before Judy M. Sullivan, Notary Public, recorded in the parishes in the State of Louisiana as set forth on attached Exhibit A (as so amended, the "Mortgage").

     That, the Mortgage was executed to secure the indebtedness, obligations and liabilities of Mortgagor to JEDI under that certain Loan Agreement dated December 16, 1996, by and between Mortgagor and JEDI (the "Loan Agreement"), including, without limitation, such indebtedness, obligations and liabilities evidenced by that certain $10,000,000 promissory note dated December 16, 1996, executed by Mortgagor and payable to the order of JEDI (the "Prior Note").

     That, JEDI has assigned all of its rights, titles and interests in and to the Prior Note and all liens and security interests securing the payment thereof, including, without limitation, all liens and security interests created by and existing under the Mortgage, to Mortgagee pursuant to that certain Act of Assignment of Note and Liens dated of even date herewith filed for record immediately prior to the recordation of this Act in each of the parishes in the State of Louisiana referred to in attached Exhibit A.

     That Mortgagor and Mortgagee have amended and restated the Prior Note pursuant to the terms of that certain Indenture dated as of June 3, 1997 by and between Mortgagor and Mortgagee (the "Indenture") and Mortgagee has further extended additional credit to Mortgagor pursuant to the Indenture, all pursuant to the terms and conditions of those certain senior secured notes (the "Notes") issued pursuant to the Indenture in the maximum principal amount of $70,000,000, which Notes, to the extent of $10,000,000.00 represent a renewal, extension, and modification of the Prior Note, and otherwise represent additional debts and obligations which constitute additional "Obligations" under the terms of the Mortgage and which are secured by the Mortgage.

     That Mortgagor and Mortgagee wish to amend the Mortgage to reflect the foregoing and to confirm the continued validity, enforceability and priority of the Mortgage as security for the Notes and obligations under the Indenture and other Obligations from time to time outstanding.

     That, pursuant to the Indenture, Mortgagor hereby desires to amend certain definitions contained in the Mortgage.

     Therefore, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Mortgagee to Mortgagor, Mortgagor and Mortgagee hereby agree that the Mortgage is hereby amended as follows:

     1. Section 1.12. Section 1.12 is hereby amended in its entirety to read as follows:

          "1.12 'Mortgage' means this Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement, as amended by Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated effective as of December 16, 1996, as further amended by Act of Second Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated June 3, 1997, and as it may be further amended, modified, supplemented and/or restated from time to time."

     2. Section 1.13. The term "Mortgagee", as defined in Section 1.13, is hereby amended to mean U.S. Trust Company of Texas, N.A., as Trustee under and pursuant to the Indenture, its successors and assigns, and any legal owner, holder, assignee or pledgee of all or any of the New Notes or other Obligations.

     3. Section 1.14. Section 1.14 of the Mortgage is hereby amended in its entirety to read as follows:

          "1.14 'Note' means, collectively, those certain 13.5% Senior Secured Notes due 2004, Series A, and 13.5% Senior Secured Notes due 2004, Series B in the aggregate principal amount of $70,000,000, issued by Mortgagor pursuant to that certain Indenture dated as of June 3, 1997, by and between Mortgagor and Mortgagee (the "Indenture"), payable to the order of Mortgagee and with final maturity on or before June 1, 2004, and any and all renewals, extensions for any period, rearrangements, replacements, reissues, substitutions, increases and/or modifications of any or all of said Notes."

     4. Section 1.15. Clauses (d), (e) and (f) of Section 1.15 are hereby amended in their entirety to read as follows:

          "(d) all sums advanced or costs or expenses incurred by Mortgagee, which are made or incurred pursuant to, or allowed by, the terms of this instrument, the Indenture, or any other instrument executed in connection with the Note, including but not limited to, all legal fees and all engineering and other costs incurred in connection with Mortgagee's due diligence, plus interest thereon from the date of the advance until reimbursement of Mortgagee charged at the Default Rate; (e) all renewals, extensions, amendments and substitutions of the above whether or not Mortgagor executes any renewal or extension agreement; and (f) any amounts due and payable by Mortgagor under any Price Protection Agreement approved by Mortgagee, including any costs and expenses incurred by any counter-party in connection therewith."

     5. Sections 2.1, 2.3 and 3.1(a). Sections 2.1, 2.2 and 3.1(a) are hereby amended by deleting the phrase "and as collateral agent on behalf of ECT Securities Corp."

     6. Sections 4.3(g)(ii) and 4.4(h)(iv). Sections 4.3(g)(ii) and 4.4(h)(iv) are hereby deleted in their entirety.

     7.   Section 6.12.  The name and address of Mortgagee contained in Section
6.12 is hereby amended to read as follows:

                    U.S. Trust Company of Texas, N.A.,
                      as Trustee
                    2001 Ross Avenue, Suite 2700
                    Dallas, Texas  75201
                    Attention:  Corporate Trust.

     8. No Paraph. Mortgagor and Mortgagee acknowledge that none of the Notes or other evidences of Obligations have been presented to the undersigned Notary Public to be paraphed for identification with the Mortgage as amended hereby.

     9. Mortgage Renewed and Extended; Reaffirmation. None of the rights, titles and interests existing or to exist under the Mortgage are hereby released, diminished or impaired. The Mortgage is amended and is hereby renewed and extended and Mortgagor reaffirms all covenants, representations and warranties made in the Mortgage at the time the Mortgage was executed. Reference is made herein to the Mortgage and the recording thereof for a description of the property covered thereby and for all other purposes in connection herewith.

     10. Counterparts. This Act is being executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     Thus done and passed in my office in Houston, Harris County, Texas, this 3rd day of June, 1997, effective for all purposes as of June 3, 1997, in the presence of the undersigned competent witnesses who hereunto sign their names with the Mortgagor, Mortgagee and me, Notary, after due reading of the whole.

                                    MORTGAGOR:

                                    FORMAN PETROLEUM CORPORATION


Witnesses to all signatures:        By:  /s/ McLain J. Forman
                                       ------------------------------
                                    Name:    McLain J. Forman
  /s/ Nina Bianchi                  Title:   President
Name:  Nina Bianchi

                                    MORTGAGEE:

                                    U.S. TRUST COMPANY OF TEXAS, N.A.,
                                    as Trustee


                                    By:  /s/ J. Stohlmann
                                       ------------------------------
                                    Name:    John C. Stohlmann
  /s/ Brian R. Howard               Title:   Vice President
Name:  Brian R. Howard



               (Seal)        /s/ LaNette Hopkins
                           ---------------------------
                             Notary Public

                                   EXHIBIT A
                                       TO
                      ACT OF SECOND AMENDMENT OF MORTGAGE,
      SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

1. Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated November 21, 1996, executed by Forman Petroleum Corporation, passed before Diane L. Bailey, Notary Public, recorded in the following parishes in the State of Louisiana:

          Parish               Book       Page/Folio  Entry No.
          ------           -------------  ----------  ---------

          Jefferson        Mineral Lease      150      96-63909
                           Book 136
                           MOB 3775           163      96-63909

          Lafourche        COB 1290           226        806225
                           MOB 728            673        806225

          St. Charles      COB 515            663        206916
                           MOB 622            586        206916

          Terrebonne       COB 1532                      987329
                           MOB 1081                      987329

2. Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated December 23, 1996, executed by Forman Petroleum Corporation, passed before Judy M. Sullivan, Notary Public, recorded in the following parishes in the State of Louisiana:

          Parish             Book       Page/Folio  Entry No.
          ------         -------------  ----------  ---------

          Jefferson      Mineral Lease
                         Book 136           166      96-68975
                         MOB 3778           580      96-68975

          Lafourche      COB 1293           358        807596
                         MOB 731            136        807596

          St. Charles    COB 516            659        207615
                         MOB 624            583        207615

          Terrebonne     COB 1538                      989317
                         MOB 1085                      989317

                      ASSISTANT SECRETARY'S CERTIFICATE OF
                          FORMAN PETROLEUM CORPORATION


     The undersigned, being the Assistant Secretary of Forman Petroleum Corporation, a Delaware corporation (the "Company"), hereby certifies that attached hereto as Exhibit "A" is a true copy of resolutions duly adopted by the Board of Directors of the Company, and such resolutions have not been revoked, rescinded or modified and are now in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 3rd day of June, 1997.



                           /s/ Marvin J. Gay
                         ---------------------------------------------------
                         Marvin J. Gay
                         Assistant Secretary of Forman Petroleum Corporation

                                  EXHIBIT "A"

                                RESOLUTIONS OF                        (EXTRACT)

                             THE BOARD OF DIRECTORS
                                       OF
                          FORMAN PETROLEUM CORPORATION

                              --------------------

                                  ***********

                                (DEBT OFFERING)

     RESOLVED, that the Company be, and it hereby is, authorized to offer, issue and sell (the "Debt Offering") 70,000 units (the "Units"), each Unit consisting of $1,000 aggregate principal amount of 13.5% Senior Secured Notes due June 1, 2004, (collectively, the "Initial Notes") and one Common Stock Purchase Warrant (collectively, the "Note Warrants") to purchase
     0.41524 shares of the Company's common stock, no par value per share (the "Common Stock"), at an initial exercise price of $1.00 per share, subject to adjustment, to Jefferies & Company, Inc. (the "Initial Purchaser"), pursuant to and on the terms and conditions set forth in the Offering Circular dated May 30, 1997 (the "Final Debt Offering Circular") of the Company with respect to the Debt Offering, and the Purchase Agreement dated June 3, 1997 (the "Debt Purchase Agreement") among the Initial Purchaser and the Company, setting forth the terms and conditions of the purchase and sale of the Units pursuant to the Debt Offering; and it was

     RESOLVED FURTHER, that the actions heretofore taken by the Chairman of the Board and Chief Executive Officer of the Company to fix and determine the price at which the Units to be issued by the Company pursuant to the Debt Offering shall be sold be, and they hereby are, approved, ratified and adopted in all respects; and it was

     RESOLVED FURTHER, that the Chairman of the Board and Chief Executive Officer; President; Vice President of Finance and Administration; Secretary; Assistant Secretary or any other proper officer of the Company (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed upon receipt of the consideration therefor, to deliver to the Initial Purchaser the Units, in accordance with the terms and conditions of the Final Debt Offering Circular and the Debt Purchase Agreement; and it was

     RESOLVED FURTHER, that the Final Debt Offering Circular be, and the same hereby is, approved, adopted and ratified in all respects, with such changes thereto as any Authorized Officer may deem or have deemed necessary or appropriate, and that all actions of the Company's officers heretofore taken in connection with the Final Debt Offering Circular and the Preliminary Offering Circular dated April 18, 1997 (the "Preliminary Debt Offering Circular") including, without limitation, the preparation, delivery and amendment thereof, be, and the same hereby are, approved, adopted and ratified in all respects; and it was

     RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to deliver copies of the Final Debt Offering Circular to the Initial Purchaser prior to the closing under the Debt Offering (the "Closing"), with such further additions, deletions or amendments thereto or thereof as any such officer shall approve; and it was

     RESOLVED FURTHER, that the preparation, execution, delivery and performance by the Authorized Officers of the Debt Purchase Agreement be, and the same hereby is, authorized, directed, approved, ratified and adopted in all respects, with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof constituting conclusive evidence of such approval and his or her authority so to do; and it was

     RESOLVED FURTHER, that the form of Indenture dated as of June 3, 1997 (the "Indenture") between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), be, and the same hereby is, approved in all respects, and that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, to execute, deliver and perform the Indenture, with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof constituting conclusive evidence of such approval and his or her authority so to do; and it was

     RESOLVED FURTHER, that the form of Initial Notes, and the form of the 13.5% Senior Notes due June 1, 2004, to be issued in exchange for the Initial Notes (the "Exchange Notes" and, together with the Private Exchange Notes (as defined in the Indenture) and the Initial Notes, the "Notes") to be issued in connection with the Debt Offering and pursuant to the registered exchange offer of the Exchange Notes for the Initial Notes as provided in the Debt Registration Rights Agreement (as defined below), in substantially the forms attached to the Indenture, be, and they each hereby are, approved in all respects; that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute, acknowledge, issue and deliver up to $70,000,000 in aggregate principal amount of the Notes in accordance with the provisions of the Debt Purchase Agreement, the Indenture and the Debt Registration Rights Agreement, with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof, constituting conclusive evidence of such approval and his or her authority so to do; and that, upon such issuance and delivery in accordance with the provisions of such agreements, the Notes shall constitute valid and binding obligations of the Company and shall be entitled to the benefits of the Indenture; and it was

     RESOLVED FURTHER, that the form of Warrant Agreement dated as of June 3, 1997 (the "Debt Warrant Agreement") of the Company for the benefit of the holders of the Warrant Certificates (as defined therein) relating to the issuance of the Note Warrants to purchase an aggregate of 29,067 shares of Common Stock, and warrants to purchase an additional 4,844 shares of Common Stock (the "Additional Warrants") be, and the same hereby is, approved in all respects, and that the Authorized Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute, deliver and perform the Debt Warrant Agreement with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof, constituting conclusive evidence of such approval and his or her authority so to do; and it was

     RESOLVED FURTHER, that Note Warrants and Additional Warrants (collectively, the "Debt Warrants"), in substantially the forms attached to the Debt Warrant Agreement be, and they each hereby are, approved in all respects; that the Corporation shall issue the Debt Warrants to the Initial Purchaser pursuant to the terms and conditions set forth in the Debt Warrant Agreement; and that the Authorized Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge, and deliver the Debt Warrants in accordance with the provisions of the Debt Purchase Agreement and the Debt Warrant Agreement with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof, constituting conclusive evidence of such approval and his or her authority so to do; and that upon such issuance and delivery in accordance with the provisions of such Agreements, the Debt Warrants shall constitute valid and binding obligations of the Company, subject to the availability of a sufficient amount of available shares of Common Stock to permit exercise of such Warrants; and it was

     RESOLVED FURTHER, that the form of Registration Rights Agreement dated as of June 3, 1997 (the "Debt Registration Rights Agreement"), among the Company and the Initial Purchaser relating to the Exchange Offer (as hereinafter defined) and the "shelf" and "piggy back" registration of the shares of Common Stock issuable upon exercise of the Debt Warrants be, and the same hereby is, approved in all respects; and that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute, deliver and perform the Debt Registration Rights Agreement, with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof constituting conclusive evidence of such approval and his or her authority so to do; and it was

                       (MORTGAGE AND SECURITY AGREEMENTS)

     RESOLVED FURTHER, that to continue and preserve the liens currently held by JEDI for the benefit of the Indenture Trustee, the Company be, and it hereby is, authorized (i) to purchase the JEDI note and related liens from JEDI pursuant to an Assignment of Note and Lien, in a form acceptable to an Authorized Officer, for a purchase price equal to the full amount of the outstanding indebtedness under the JEDI note, (ii) to amend the mortgage thereby acquired to increase the amount of the debt secured by the mortgage to $70,000,000 for the benefit of the Indenture Trustee, and (iii) to file such assignment and amendment of record for the benefit of the Indenture Trustee; and

     RESOLVED FURTHER, that the form of Mortgage, Security Agreement, Pledge and Financing Statement dated as of June 3, 1997 (the "Security Agreement"), among the Company and the Trustee, be, and the same hereby is, approved in all respects; and that as soon as practicable after the Closing, the Company be, and it hereby is, authorized to grant a first Lien and Security Interest in the Collateral (as each such term is defined in the Security Agreement) to secure payment of all of the Indebtedness of the Company under the Notes and the Indenture; and that the Authorized Officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute, deliver and perform the Security Agreement, with such further additions, deletions or amendments thereto or thereof as such officer shall approve, his or her execution thereof constituting conclusive evidence of such approval and his or her authority so to do.

     WHEREAS, the Company did execute the 13.5% Senior Secured Notes due June 1, 2004, in the aggregate principal amount of $70,000,000.00, payable to the order of the Indenture Trustee (the "Notes"); and

     NOW THEREFORE, the Board of Directors of the Company does hereby ratify and reaffirm the execution and delivery of the Notes to the Indenture Trustee and does hereby ratify and reaffirm all covenants and obligations of Company thereunder; and all liens and other collateral heretofore given as security for the payment of the Notes (as hereinafter defined), including specifically, without limitation, the Mortgage and the Financing Statements (each as hereinafter defined); and

     RESOLVED, that the Board of Directors of the Company does hereby authorize the Company to execute and deliver to the Indenture Trustee (i) Act of Second Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement covering certain properties owned by the Company as described therein (the "Mortgage"), (ii) Financing Statements perfecting the security interests created by the Mortgage (the "Financing Statements") and (iii) the Notes, with such changes therein as the person executing the same shall approve, such approval to be conclusively evidenced by his execution thereof; and further

     RESOLVED, that each officer of the Company is hereby authorized to execute and deliver on behalf of the Company, in such forms as the Indenture Trustee may require any and all other agreements, instruments and documents which may be requested or required by the Indenture Trustee to take any and all other action relating to or in connection with the Notes, the Mortgage or the Financing Statements; and further

     RESOLVED, that any and all documents, instruments and agreements executed by an officer of the Company pursuant to these resolutions may contain such terms and conditions as the person executing the same shall approve, including confessions of judgment, pacts de non alienando, waivers of appraisement and waivers of notice and delay, such approval to be conclusively evidenced by his execution thereof; and further

     RESOLVED, that the signature of any officer of the Company on any agreement, instrument or document is sufficient to bind the Company, and no other signature shall be required; and further

     RESOLVED, that the Indenture Trustee may rely on these resolutions and these resolutions shall remain in full force and effect until such time as notice to the contrary is duly delivered to the Indenture Trustee and receipted for in writing by a vice president of the Indenture Trustee.

                                 (RATIFICATION)

     RESOLVED, that any action taken by any officer or director of the Company prior to the date of this Meeting which would have been authorized by the foregoing resolutions, except that such actions were taken prior to such date, is hereby ratified, approved, and adopted.

                         (GENERAL IMPLEMENTING POWERS)

     RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to negotiate, prepare, execute, deliver, file, record, acknowledge, swear to, and affix the corporate seal to all such agreements, documents, certificates, instruments and other papers, and take all such action, and cause all such action to be taken, and do any and all of those things as each such officer doing any such thing may deem necessary, desirable, appropriate, expedient or proper to implement the foregoing resolutions and to perform the terms and conditions of all such agreements referred to herein, his or her execution thereof or action taken thereby to be deemed conclusive evidence of his or her approval thereof and authority therefor; and it was

     RESOLVED FURTHER, that any person dealing with any of the Authorized Officers in connection with transactions authorized by the foregoing resolutions shall be conclusively entitled to rely upon the authority of such Authorized Officer, and the execution and delivery of such document, agreement or instrument by such Authorized Officer shall create a valid and binding obligation of the Company, enforceable in accordance with its terms; and it was

     RESOLVED FURTHER, that the corporate seal of the Company may be affixed to any instrument or document executed pursuant to the foregoing resolutions in original or facsimile form; and it was

     RESOLVED FURTHER, that the Secretary or an Assistant Secretary of the Company be, and each of them hereby is, authorized and directed to certify copies of these resolutions and/or minutes adopted by the Board of Directors at the Meeting and to provide such certified copies to all such parties as may be required or otherwise entitled to receive same.

                           SCHEDULE OF RECORDING DATA


     Act of Second Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated effective June 3, 1997, executed by Forman Petroleum Corporation, passed before LaNette Hopkins, Notary Public, recorded in the following parishes in the State of Louisiana:

          Parish             Book       Page/Folio  Entry No.
          ------         -------------  ----------  ---------

          Jefferson      Mineral Lease
                         Book 136           329      97-28809
                         MOB 3800           106      97-28809

          Lafourche      COB 1310           152        815670
                         MOB 744            609        815670

          St. Charles    COB 522            273        211524
                         MOB 636             73        211524

          Terrebonne     COB 1560           178        999453
                         MOB 1107           632        999453
